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                                                                    EXHIBIT 10.3

                            DOCLOC SUPPORT AGREEMENT


                                                                November 3, 1995


N M Rothschild & Sons Limited, as the
  Administrative Agent under the Loan
  Agreement referred to below
New Court
St. Swithin's Lane
London EC4P 4DU
England

Amax Gold Inc.
9100 East Mineral Circle
Englewood, Colorado  80112
U.S.A.

Dear Sirs:

      We refer to the Loan Agreement, dated as of October 31, 1995 (the "Loan
                                                                         ----
Agreement"), among Amax Gold Inc., a Delaware corporation, as the Borrower
---------
("AGI"), the various subsidiaries of AGI referred to therein as the Guarantors,
  ---
and the financial institutions to therein as the Arrangers, the Lenders and the Agents.

      We understand that pursuant to the Loan Agreement the Lenders will make loans to AGI denominated in gold and/or dollars in an aggregate principal amount not to exceed U.S.$250,000,000 (except in certain circumstances arising as a consequence of fluctuations in the price of gold) for purposes of financing the development of the Fort Knox gold project in Alaska, refinancing certain indebtedness of AGI and its subsidiaries incurred in connection with the Guanaco and the Hayden Hill mines located in Chile and California, respectively, and for other corporate purposes.

      As you are aware, Cyprus Amax Minerals Company ("Cyprus Amax") and AGI
                                                       -----------
have entered into a Revolving Credit Agreement, dated as of April 15, 1994 (the "1994 DOCLOC Facility Agreement"), providing for a loan facility to be made
 ------------------------------
available by Cyprus Amax to AGI in the aggregate principal amount of $100,000,000 (such facility, the "1994 DOCLOC Facility").
                                  --------------------
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      Cyprus Amax hereby undertakes that, notwithstanding any provisions of the
1994 DOCLOC Facility Agreement to the contrary (but subject to the exercise of the Lender's Purchase Option (as defined in the 1994 DOCLOC Facility Agreement) which, to the extent such exercise reduces the available amount of the 1994 DOCLOC Facility, shall reduce the obligations of Cyprus Amax referred to in paragraphs (a) and (b) below pro rata), it shall:

           (a) at all times prior to the date on which any restrictions imposed on the allocation of the 1994 DOCLOC Facility pursuant to the bank financing for the Refugio gold project in Chile shall be released, maintain and make available at all times to be drawn a portion of the 1994 DOCLOC Facility (exclusive of any portion thereof allocated to the lenders in connection with the Refugio project) for the account of AGI in a principal amount of at least $70,000,000; and

           (b) following the date of release of the restrictions referred to in clause (a), and for so long as any of AGI's obligations to the Lenders
      ----------
      under the Loan Agreement shall remain outstanding, maintain and make available at all times to be drawn a portion of the 1994 DOCLOC Facility in a principal amount of at least the lesser of (i) $100,000,000 or (ii) the sum of (A) the aggregate outstanding principal amount of all loans outstanding to AGI under the Loan Agreement plus (B) the aggregate amount
                                                  ----
      of available commitments thereunder, in each case as notified to Cyprus Amax by the Administrative Agent from time to time.

      For the avoidance of doubt, nothing in this letter agreement shall (i) affect Cyprus Amax' right to exercise the Lender's Purchase Option (as defined above), or (ii) oblige Cyprus Amax to extend the availability of the 1994 DOCLOC Facility beyond the current availability termination date (being December 31, 2001).

      The Administrative Agent hereby undertakes to notify Cyprus Amax of (i) the occurrence of the release of the restrictions referred to in clause (a)
                                                                 ----------
promptly upon, and subject to, receipt of notice from AGI of such occurrence,
(ii) the sum referred to in clause (b)(ii) above, as such sum may be in effect
                            --------------
from time to time, and (iii) the repayment in full of AGI's obligations under and in connection with the Loan Agreement, should it occur; provided, however,
                                                            --------  -------
that failure by the Administrative Agent to notify Cyprus Amax as aforesaid shall not affect any of Cyprus Amax' obligations hereunder.

      The obligations of Cyprus Amax set forth above shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be affected by (i) any modification to the Loan Agreement or the 1994 DOCLOC Facility Agreement, (ii) any default by any party in the performance of its obligations under either such document, (iii) any failure to satisfy any condition referred to in the 1994 DOCLOC Facility Agreement (including any such condition referred to in Section 2.01(b), 2.01(c) or 2.02 thereof, the
                         ---------------  -------    ----
satisfaction of each of which are hereby waived to the extent not satisfied at any relevant time), or (iv) any right which might be available to Cyprus Amax under the United States Bankruptcy Code (including, without limitation, under (S)(S)364 and 365 thereof with respect to

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the availability of the 1994 DOCLOC Facility in any bankruptcy proceedings relating to AGI) each of which are, to the fullest extent permitted by applicable law, hereby waived (and, in connection therewith, Cyprus Amax hereby undertakes to take such further action as may be necessary to give effect to such waivers).

      This letter agreement shall be deemed to be a contract made under and governed by the internal laws of the State of New York.

      Executed and delivered as of the day and year first above written.


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

y
CYPRUS AMAX MINERALS COMPANY


By: /s/ FRANCIS J. KANE
    ----------------------------------
   Name Printed: FRANCIS J. KANE
                 ---------------------
   Title: Vice President, Investor
          Relations and Treasurer
          ----------------------------



AMAX GOLD INC.


By: /s/ DEBORAH J. FRIEDMAN
    ----------------------------------
   Name Printed: DEBORAH J. FRIEDMAN
                 ---------------------
   Title: Vice President and Secretary
          ----------------------------



per pro N M ROTHSCHILD & SONS LIMITED,
 as the Administrative Agent


By: /s/ IAN R. COLES
        ------------------------------
   Name Printed: IAN R. COLES
                 ---------------------
   Title: Attorney-in-Fact
          ----------------------------


By:___________________________________
   Name Printed:______________________
   Title:_____________________________



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